Exhibit 99.1

5151 San Felipe
Houston, Texas 77056
NYSE: CPPL

NEWS RELEASE	May 3, 2016

Columbia Pipeline Partners LP Reports First Quarter Results

HOUSTON - Columbia Pipeline Partners LP (NYSE: CPPL) (“CPPL” or the "Partnership"), a Columbia Pipeline Group, Inc. (NYSE: CPGX) (“CPG”) company, today reported financial and operating results for the first quarter 2016.
CPPL reported net income attributable to limited partners of $27.3 million, or $0.25 per common unit compared with net income attributable to limited partners of $13.3 million, or $0.13 per common unit in the prior-year period. CPPL reported Adjusted EBITDA attributable to the Partnership (a non-GAAP measure) of $34.3 million for the first quarter compared with $18.2 million in the prior-year period. CPPL generated Distributable Cash Flow (a non-GAAP measure) of $30.0 million for the first quarter compared with $15.9 million in the prior-year period and declared a distribution of $0.1875 per unit on May 2, 2016. The distribution coverage ratio (a non-GAAP measure) for the year-to-date period is 1.59x compared with 1.73x in the prior-year period. Please see the definitions of such non-GAAP measures in the “Non-GAAP Financial Measures” section of this press release and a reconciliation to their most comparable measure calculated in accordance with GAAP on Schedule 1 of the financial tables below.
“Columbia Pipeline Partners delivered another solid quarter squarely in line with our expectations,” said Robert C. Skaggs Jr., chairman and chief executive officer of CPP GP LLC, the general partner of CPPL. “The execution of our deep investment backlog continues to progress and remains on time and on budget.”
As previously announced, on March 17, 2016, CPG, the ultimate parent of CPPL’s general partner, entered into an agreement and plan of merger to be acquired by a subsidiary of TransCanada Corporation (NYSE: TRP). The acquisition is expected to close in the second half of 2016. Upon closing of the transaction, CPPL will remain a publicly traded partnership.
Presentation of Financial Statements
CPPL's consolidated financial statements include the accounts of CPPL and its consolidated subsidiary, CPG OpCo LP (“Columbia OpCo”). CPPL holds a 15.7% limited partner interest and a non-economic general partner interest in Columbia OpCo. CPPL controls Columbia OpCo through the ownership of its general partner and, accordingly, CPPL consolidates Columbia OpCo in its consolidated financial statements. Columbia Energy Group (a wholly owned subsidiary of CPG), CPPL's sponsor, owns the remaining 84.3% limited partner interest in Columbia OpCo, which is reflected as a non-controlling interest in CPPL's financial statements.
Balance Sheet
CPPL has a $500.0 million revolving credit facility, under which $15.0 million was drawn as of March 31, 2016.
Growth and Modernization Capital Expenditures
Growth and Modernization capital expenditures totaled $362.9 million for the first quarter. These expenditures were mostly attributable to the Leach XPress, Rayne XPress and Cameron Access projects, as well as the Columbia Gas Transmission modernization program.

Three Months Ended March 31, 2016 Operating Results
A comparison of operating results for the three months ended March 31, 2016 to the three months ended March 31, 2015 is summarized below. Earnings for the periods prior to the date of CPPL's initial public offering are derived from the financial statements and accounting records of CPPL's predecessor.
Operating revenues, excluding the impact of a $10.1 million decrease in trackers, which is offset in expense, increased by $34.4 million. The increase was primarily due to higher demand margin revenue from growth projects placed into service, partially offset by a decrease in mineral rights royalty revenue.
Operating expenses, excluding the impact of a $10.1 million decrease in trackers, which is offset in revenues, increased by $15.4 million. The increase was primarily due to higher depreciation and amortization, increased employee and administrative expenses, higher outside service costs, decreased gains on the conveyances of mineral interests and higher property and other taxes. These variances were partially offset by decreased maintenance expenses.
Equity earnings increased by $0.9 million.
Other income (deductions) for the first quarter of 2016 reduced income by $1.7 million compared with a reduction in income of $7.1 million in the same period in 2015. The variance was primarily due to a decrease in interest expense resulting from the repayment of long-term debt and an increase in Allowance for Funds Used During Construction, partially offset by lower interest income.
Non-GAAP Financial Measures
Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio
We define Adjusted EBITDA as net income before interest expense, income taxes, and depreciation and amortization, plus distributions of earnings received from equity investees, less equity earnings in unconsolidated affiliates and other, net. In addition, to the extent transactions occur that are considered unusual, infrequent or not representative of underlying trends, we will remove the effect of these items from Adjusted EBITDA. Examples of these transactions include impairments. We define Distributable Cash Flow as Adjusted EBITDA less interest expense, maintenance capital expenditures, gain on sale of assets and distributable cash flow attributable to noncontrolling interest, plus proceeds from sale of assets, interest income, capital (received) costs related to the separation and any other known differences between cash and income. We define Distribution Coverage Ratio as the ratio of distributable cash flow per outstanding unit (as of the end of the period) to cash distributions payable per outstanding unit with respect to such period.
Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentations of Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio will provide useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and Distributable Cash Flow are Net Income and Net Cash Flows from Operating Activities. Our non-GAAP financial measures of Adjusted EBITDA and Distributable Cash Flow should not be considered as an alternative to GAAP Net Income or Net Cash Flows from Operating Activities. Adjusted EBITDA and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash flows from operating activities. You should not consider Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Columbia Pipeline Partners LP Files 2015 10-K
CPPL filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended, with the Securities Exchange Commission (“SEC”) on February 18, 2016. A copy of the Form 10-K may be found on CPPL’s website, www.columbiapiplinepartners.com, by selecting “Investors”, “Financial Results & Filings” and then “SEC Filings.” CPPL unitholders may receive hard copies of this document free of charge upon request by emailing ir@cpg.com.
About Columbia Pipeline Partners LP
Columbia Pipeline Partners LP, based in Houston, Texas, is a fee-based, growth-oriented master limited partnership formed to own, operate and develop a growing portfolio of natural gas pipelines, storage and related midstream assets.
Columbia Pipeline Partners' business and operations are conducted through CPG OpCo LP and its subsidiaries, which own and operate substantially all of the natural gas transmission, storage and midstream assets of Columbia Pipeline Group, Inc. Columbia Pipeline Group operates approximately 15,000 miles of strategically located interstate pipelines extending from New York to the Gulf of Mexico, one of the nation’s largest underground natural gas storage systems, and a growing portfolio of related gathering and processing assets. The majority of its assets overlay the Marcellus and Utica Shale production areas. Additional information can be found at www.columbiapipelinepartners.com and www.cpg.com.
Forward-Looking Statements
Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements other than historical facts and that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will” and similar words. All such forward-looking statements speak only as of the date of this release. Although CPPL believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved and such statements are subject to various risks and uncertainties. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such statements and readers are cautioned not to place undue reliance on such statements. CPPL’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond CPPL’s control. These factors include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to termination of the merger agreement among CPG and TransCanada; the inability of CPG to complete the proposed merger due to the failure to obtain CPG stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; risks related to disruption of management’s attention from CPPL’s ongoing business operations due to the pending merger; the impact of the announcement of the proposed merger on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel; risks relating to unanticipated costs of integration in connection with the proposed merger, including operating costs, customer loss or business disruption being greater than expected; changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; the demand for natural gas storage and transportation services; our ability to successfully implement our business plan; our ability to complete internal growth projects on time and on budget; the price and availability of debt and equity financing; the availability and price of natural gas to the consumer compared with the price of alternative and competing fuels; competition from the same and alternative energy sources; energy efficiency and technology trends; operating hazards and other risks incidental to transporting, storing and gathering natural gas; natural disasters, weather-related delays, casualty losses, acts of war and terrorism and other matters beyond our control; interest rates; labor relations; large customer defaults; changes in the availability and cost of capital; changes in tax status; the effects of existing and future laws and governmental regulations; and the effects of future litigation, including litigation relating to CPG’s proposed merger with TransCanada. We caution that the foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in CPPL’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2015, as amended, and CPPL’s other filings with the SEC, which are available at http://www.sec.gov. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. CPPL expressly disclaims any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this release except as required by applicable law.
Additional Information and Where to Find It
This release may be deemed to be solicitation material in respect of the proposed acquisition of CPG by TransCanada. In connection with the proposed merger transaction, CPG filed a preliminary proxy statement with the SEC on April 8, 2016, and intends to file other relevant documents with the SEC, including a proxy statement in definitive form (which CPG expects to commence disseminating to stockholders on or about May 18, 2016). BEFORE MAKING ANY VOTING DECISION, CPG’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
Investors and security holders will be able to obtain, free of charge, a copy of the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the proxy statement and CPG’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be available free of charge through CPG’s website at https://www.cpg.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.
Participants in Solicitation
CPPL and its general partner's directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of CPG common stock in respect of the proposed merger. Information about the directors and executive officers of CPPL's general partner can be found in CPPL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 18, 2016, as amended by Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on April 7, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the merger, which may be different than those of CPG’s stockholders generally, will be contained in the proxy statement and other relevant materials that will be filed with the SEC in connection with the proposed merger when they become available.
FOR ADDITIONAL INFORMATION:

Bruce Connery	James Yardley
Vice President, Investor Relations	Director, Corporate Communications
(713) 386-3603	(713) 386-3366
blconnery@cpg.com	jyardley@cpg.com

Columbia Pipeline Partners LP
Statements of Consolidated and Combined Operations (GAAP)
(unaudited)

	Three Months Ended March 31,
(in millions, except per unit amounts)	2016	2015
Operating Revenues
Transportation revenues	$307.8	$247.9
Transportation revenues-affiliated	—	28.7
Storage revenues	49.9	36.6
Storage revenues-affiliated	—	13.3
Other revenues	5.8	12.7
Total Operating Revenues	363.5	339.2
Operating Expenses
Operation and maintenance	99.2	110.0
Operation and maintenance-affiliated	42.4	36.1
Depreciation and amortization	37.6	32.3
Gain on sale of assets	(2.6)	(5.3)
Property and other taxes	20.8	19.0
Total Operating Expenses	197.4	192.1
Equity Earnings in Unconsolidated Affiliates	15.8	14.9
Operating Income	181.9	162.0
Other Income (Deductions)
Interest expense	(0.6)	—
Interest expense-affiliated	(7.2)	(11.4)
Other, net	6.1	4.3
Total Other Deductions, net	(1.7)	(7.1)
Income before Income Taxes	180.2	154.9
Income Taxes	—	23.7
Net Income	180.2	131.2
Less: Predecessor net income prior to IPO on February 11, 2015	—	42.7
Net income subsequent to IPO	180.2	88.5
Less: Net income attributable to noncontrolling interest in Columbia OpCo subsequent to IPO	152.9	75.2
Net income attributable to limited partners subsequent to IPO	$27.3	$13.3
Net income attributable to partners' ownership interest subsequent to IPO per limited partner unit (basic and diluted)
Common units	$0.25	$0.13
Subordinated units	0.25	0.13
Weighted average limited partner units outstanding (basic and diluted)
Common units	53.8	53.8
Subordinated units	46.8	46.8
Throughput (MMDth)
Columbia Gas Transmission	544.4	497.3
Columbia Gulf	153.0	145.7
Total	697.4	643.0

Columbia Pipeline Partners LP
Schedule 1 – Non-GAAP Reconciliation of Adjusted EBITDA and Distributable Cash Flow
(unaudited)

	Three Months Ended March 31,
(in millions)	2016	2015
Net Income	$180.2	$131.2
Add:
Interest expense	0.6	—
Interest expense-affiliated	7.2	11.4
Income taxes	—	23.7
Depreciation and amortization	37.6	32.3
Distributions of earnings received from equity investees	18.9	18.3
Less:
Equity earnings in unconsolidated affiliates	15.8	14.9
Other, net	6.1	4.3
Adjusted EBITDA	$222.6	$197.7
Less:
Adjusted EBITDA attributable to Predecessor prior to IPO	—	79.4
Adjusted EBITDA attributable to noncontrolling interest in OpCo subsequent to IPO	188.3	100.1
Adjusted EBITDA attributable to Partnership subsequent to IPO	$34.3	$18.2

Net Cash Flows from Operating Activities	$131.9	$173.7
Interest expense	0.6	—
Interest expense-affiliated	7.2	11.4
Current taxes	—	13.2
Gain on sale of assets	2.6	5.3
Other adjustments to operating cash flows	1.2	(8.2)
Changes in assets and liabilities	79.1	2.3
Adjusted EBITDA	$222.6	$197.7
Less:
Adjusted EBITDA attributable to Predecessor prior to IPO	—	79.4
Adjusted EBITDA attributable to noncontrolling interest in OpCo subsequent to IPO	188.3	100.1
Adjusted EBITDA attributable to Partnership subsequent to IPO	$34.3	$18.2

Adjusted EBITDA	$222.6	$197.7
Less:
Interest expense	7.8	11.4
Maintenance capital expenditures	14.9	18.5
Separation maintenance capital expenditures	—	2.1
Gain on sale of assets	2.6	5.3
Distributable cash flow attributable to Predecessor prior to IPO	—	67.8
Distributable cash flow attributable to noncontrolling interest subsequent to IPO	167.5	89.0
Add:
Proceeds from sales of assets	—	10.2
Interest income	0.2	—
Capital costs related to Separation	—	2.1
Distributable Cash Flow	$30.0	$15.9

Columbia Pipeline Partners LP
Consolidated Balance Sheets (GAAP)
(unaudited)

(in millions)	March 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$34.2	$78.9
Accounts receivable (less reserve of $0.3 and $0.3, respectively)	154.1	145.9
Accounts receivable-affiliated	122.6	149.4
Materials and supplies, at average cost	33.2	32.8
Exchange gas receivable	11.8	18.8
Deferred property taxes	54.2	52.0
Prepayments and other	31.0	33.8
Total Current Assets	441.1	511.6
Investments
Unconsolidated affiliates	436.2	437.1
Other investments	1.8	1.8
Total Investments	438.0	438.9
Property, Plant and Equipment
Property, plant and equipment	9,297.6	8,930.9
Accumulated depreciation and amortization	(2,994.0)	(2,960.1)
Net Property, Plant and Equipment	6,303.6	5,970.8
Other Noncurrent Assets
Regulatory assets	132.6	134.1
Goodwill	1,975.5	1,975.5
Postretirement and postemployment benefits assets	122.3	120.5
Deferred charges and other	10.9	10.6
Total Other Noncurrent Assets	2,241.3	2,240.7
Total Assets	$9,424.0	$9,162.0

Columbia Pipeline Partners LP
Consolidated Balance Sheets (GAAP) (continued)
(unaudited)

(in millions, except unit amounts)	March 31, 2016	December 31, 2015
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$15.0	$15.0
Short-term borrowings-affiliated	348.8	42.1
Accounts payable	46.2	49.9
Accounts payable-affiliated	22.6	86.3
Customer deposits	18.7	17.8
Taxes accrued	103.6	108.2
Exchange gas payable	11.7	18.2
Deferred revenue	10.5	15.0
Accrued capital expenditures	88.0	95.9
Accrued compensation and related costs	21.5	26.6
Other accruals	56.9	43.8
Total Current Liabilities	743.5	518.8
Noncurrent Liabilities
Long-term debt-affiliated	630.9	630.9
Deferred income taxes	1.0	1.0
Accrued liability for postretirement and postemployment benefits	35.8	36.1
Regulatory liabilities	291.9	309.7
Asset retirement obligations	24.7	25.3
Other noncurrent liabilities	65.8	63.5
Total Noncurrent Liabilities	1,050.1	1,066.5
Total Liabilities	1,793.6	1,585.3
Commitments and Contingencies
Equity and Partners' Capital
Common unitholders-public (53,834,784 units issued and outstanding)	963.4	958.5
Subordinated unitholders-CEG (46,811,398 units issued and outstanding)	308.3	304.0
Accumulated other comprehensive loss	(3.9)	(4.0)
Total Columbia Pipeline Partners LP partners' equity and capital	1,267.8	1,258.5
Noncontrolling Interest in Columbia OpCo	6,362.6	6,318.2
Total Equity and Partners' Capital	7,630.4	7,576.7
Total Liabilities and Equity and Partners' Capital	$9,424.0	$9,162.0

Columbia Pipeline Partners LP
Statements of Consolidated and Combined Cash Flows (GAAP)
(unaudited)

Three Months Ended March 31, (in millions)	2016	2015
Operating Activities
Net Income	$180.2	$131.2
Adjustments to Reconcile Net Income to Net Cash from Operating Activities:
Depreciation and amortization	37.6	32.3
Deferred income taxes and investment tax credits	—	10.5
Deferred revenue	(2.0)	5.3
Equity-based compensation expense and profit sharing contribution	0.7	2.0
Gain on sale of assets	(2.6)	(5.3)
Equity earnings in unconsolidated affiliates	(15.8)	(14.9)
Amortization of debt related costs	0.1	0.1
AFUDC equity	(6.1)	(3.5)
Distributions of earnings received from equity investees	18.9	18.3
Changes in Assets and Liabilities:
Accounts receivable	(5.7)	12.2
Accounts receivable-affiliated	1.8	15.1
Accounts payable	(11.3)	(15.6)
Accounts payable-affiliated	(65.7)	(15.1)
Customer deposits	0.9	0.6
Taxes accrued	(4.7)	2.4
Exchange gas receivable/payable	0.6	—
Other accruals	(5.3)	(7.8)
Prepayments and other current assets	8.1	2.9
Regulatory assets/liabilities	1.4	11.8
Postretirement and postemployment benefits	(0.1)	(7.7)
Deferred charges and other noncurrent assets	(2.1)	(1.9)
Other noncurrent liabilities	3.0	0.8
Net Cash Flows from Operating Activities	131.9	173.7
Investing Activities
Capital expenditures	(377.4)	(163.9)
Change in short-term lendings-affiliated	24.9	(699.6)
Proceeds from disposition of assets	—	10.2
Contributions to equity investees	(1.9)	—
Distributions from equity investees	0.2	1.3
Other investing activities	(2.0)	(2.5)
Net Cash Flows used for Investing Activities	(356.2)	(854.5)
Financing Activities
Change in short-term borrowings-affiliated	306.6	(240.4)
Payments of long-term debt-affiliated, including current portion	—	(957.8)
Proceeds from the issuance of common units, net of offering costs	—	1,168.4
Distribution of IPO proceeds to parent	—	(500.0)
Contribution of capital from parent	—	1,217.3
Quarterly distributions to unitholders	(18.1)	—
Distribution to noncontrolling interest in Columbia OpCo	(108.9)	—
Net Cash Flows from Financing Activities	179.6	687.5
Change in cash and cash equivalents	(44.7)	6.7
Cash and cash equivalents at beginning of period	78.9	0.5
Cash and Cash Equivalents at End of Period	$34.2	$7.2